Exhibit 99.1

Welcome.

Good morning. I am Todd Pitcher, Chairman of your Board of Directors.

We welcome you, and call to order the 2008 Annual Meeting of Shareholders. It is an honor for me to once again chair our company’s Annual Meeting. It has been gratifying to witness the strong and steady progress Superclick has made over the past few years.

With me are Sandro Natale, President and CEO, and Jean Perrotti, Chief Financial Officer.
As a result of the proxy votes already received, we have a quorum and, therefore, I declare the Annual Shareholders Meeting to be duly convened.

Let me outline our agenda for this morning:

•	I will introduce the Board of Directors and then give some brief remarks

•	We will then move on to the formal part of the meeting where we will be voting on the election of three directors, each for a new three-year term and the proposal that have been placed before us.

•	Jean Perrotti will give a report on the financial state of the Company

•
Sandro Natale will give a report on the operational state of the Company and the meeting will then be open for general questions and comments from shareholders. The results of the voting will then be announced.

Now I’d like to introduce those members of your current Board of Directors that are not up for election this year. Unfortunately, our members had other obligations are unable to attend this meeting. You’ll find a brief biography of each director in our 2008 Proxy Statement which was mailed to all of our shareholders.

•	George Vesnaver (see proxy)

•	Sandro Natale (see proxy)

And our board members that are up for election at this meeting are:

•	Todd M. Pitcher, Chairman (see proxy)

•	Paul Gulyas (see proxy)

•	Wendy Borow-Johnson (see proxy)

The Board congratulates your CEO, Sandro Natale, his management team and the people of Superclick for delivery excellent performance in 2007.
Superclick has achieved record revenue and has achieved net income, while concurrently paying down our debt on a substantial basis over the past year. Sandro and Jean will discuss these accomplishments as well as other highlights of 2007.

Now, to the formal aspect of our meeting - the rules of conduct for this meeting, the procedures for voting by ballot and the meeting’s agenda are outlined in the handout you received when you came in today. If you need a handout, please raise your hand.

The rules and procedures are to ensure a fair and orderly meeting.

You do not need to vote by ballot at this meeting if you have already voted by telephone, via the Internet or by proxy card. However, if you wish to change your vote or if you have not already voted, you may obtain a ballot by raising your hand.

The polls will remain open until the discussion on all voting matters is complete. At that time, we will collect the ballots and the polls will be closed.

If you wish to ask a question, please raise your hand and wait to be recognized. State your name and that you are a shareholder or that you have a proxy from a shareholder, and ask your question.

In order to give other shareholders an opportunity to ask questions, you are asked to limit your remarks to no more than three minutes.

Remarks made by the Company at this meeting may include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995.

Please refer to our Annual Report, our Form 10-KSB, or 10-QSB for qualifying risk factors pertaining to the forward-looking information. References may also be made to ongoing operations, ongoing EPS (earnings per share and EBITDA (earnings before interest, tax, depreciation and amortization). These are non-GAAP financial measures.

At this time, I declare the polls open. Our first order of business is the election of three directors, each for a new three-year term.

•	The three director nominees are, Todd M. Pitcher, Paul Gulyas and Wendy Borow-Johnson.

Are there any questions or comments on this proposal? Hearing non, I declare the nominations closed.

•	The second proposal is approval and ratification of Bedinger & Company as the Company’s independent certified public company accountants.

Are there any questions or comments on this proposal?

It appears that everyone has had adequate opportunity to turn in their marked ballots, so I now declare the polls closed. As indicated previously, the preliminary results will be announced at the end of today’s meeting following the remarks by Jean, Sandro and the general Question & Answer session.

I will now turn the meeting over to Jean Perrotti, our Chief Financial Officer.

Jean.

Slide “1”

Thank you Todd and welcome everyone. My Name is Jean Perrotti and I am the Company’s Chief Financial Officer. I have been with Company since November 2005 and this is my second AGM presentation for Superclick.

Slide “2”

I will be reviewing the company's performance for the fiscal Year ended October 31, 2007, take a look at the first quarter ended January 31, 2008 and discuss 2008 priorities.

Slide “3”

I would like to start by reminding you that during the meeting we will be making Forward-looking statements, particularly but not limited to statements regarding our new market opportunities resulting from innovation; growing our market share; and attracting new customers.

These forward-looking statements involve risks and uncertainties, and actual results may differ materially from those predicted in any such forward-looking statements. Such factors include, but are not limited to, increased competition; increased pricing pressures; foreign exchange; the U.S. economy; and the importance of and the other factors described in the section entitled "Risk Factors" contained in the annual report filed January 28, 2008 under form 10KSB and in other similar correspondence, reports and filings with the Securities and Exchange Commission.

Superclick assumes no obligation to, and does not currently intend to, update these forward-looking statements except as required by law.

Slide “4”

I will now begin my review of the year ended October 31, 2007.

At the 2006 AGM, we said that, “Despite the significant improvements the Company has realized during fiscal 2006 and continued in Q1 of 2007, we are however still in a loss position - but, we are focused on building a profitable business through the many different efforts we have undertaken during 2006 and continue to develop and materialize in 2007”.

Today, I am very pleased to report the Fiscal’07 results as we have built a business that is profitable. Year over year organic growth in Revenue was 21% (23%), Gross Profit dollars increased 41% (105%), Gross Margin increased from 42% to 49% representing a 17% (67%) increase, SG&A including R&D was 42% lower than last year and represented only 32% of sales compared to 68% last year, EBITDA of $798k was 177% better than last year and the Net Income for the Company of $817K was 134% better than the previous year.

Again, I am pleased to report that each category produced positive variances.

Slide “5” - revenue

More specifically, Revenue increased by $836K or 21.2% to just under $5million at $4,782, 703 - A record for the Company! The increase was mainly due to increases in support revenue, which were up 38% compared to the previous year. The Company was able to secure and put into place 24/7 support contracts with existing and newly acquired clients.

Looking at the graph, we see a nice steady growth over the last four years totaling 46%.

Slide “6” - gross profit

On sales of $4.8Million, the Company generated Gross Profit dollars of $2.35 Million or a gross margin of 49%. This compares favorably to last year, where $1.67 Million of gross profit dollars was generated representing a gross margin of 42%. The growth in GP dollars was therefore 41% or an increase of 17% for the margin.

The strong Gross Margin for the year was due to the continued attention given to efficiently carrying out installations and strong attention given to the call centre operations.

What is interesting to note is that the GP growth is almost 2 times that of the sales growth, where sales grew by 21% but the GP grew by 41%.

Slide “7” - operating results

The profit from operations for the year was $732K or 15.3% compared to a loss of $1.1 Million or -28.2% last year; a $1.8Million or 166% improvement.

After other expenses and income, the Company finished the year with Net Income of $817K or 17.1%. This compares to a loss of $2.4 million last year; thus a significant improvement.

Slide “8” - EPS

Based on the weighted average common shares of 40,389,388 the net income per share for the fiscal year ended October 31, 2007 was $0.02 versus a negative EPS of ($0.08) in 2006. EPS fully diluted was $0.01.

Slide “9” - summary

So, in summary and as explained in Slide 4 which is reproduced here, all key indicators are favorable and as mentioned at the beginning of my presentation, I am encouraged with these results.

Q1 2008

Slide “10” - Q1 2008

Now, I would like to give some hi-lites of the first quarter results ended January 31, 2008 as filed March 5, 2008 with the SEC on form 10-QSB.

Slide “11” - revenues and margins

The first quarter ended Jan 31, 2008 again showed significant growth in revenues and gross profit. Compared to the same quarter the previous year, revenue grew 90% and gross profit was 74% better than that of the previous year. Margins remained strong at just under 45% albeit lower than the previous year’s quarter of 48.7%.

The slight unfavorable variance in margin compared to last year was solely due to the sales mix. Compared to last year, the company had a smaller number of installs but with higher ticket prices compared to last year where the number of installs where more but with a lower ticket price. Typically in project type revenue, the larger the sale the lower the margin.

I am also pleased that operationally, we continue to watch the bottom line. Income from operations improved $196K or 1582% compared to the previous year’s quarter and net income was 12.3% at $178K.

Slide “12” - rolling 4 quarter

The next Chart shows the last four quarters.

Slide “13” - Balance Sheet

Now, I will turn to the Balance Sheet hi-lighting some key categories:

Slide “14” - note payable and convertible debt.

At our 2006 AGM we said, that during Q1 of 2007, the Company had finalized a plan to begin to pay down both the Debentures and the Notes payable. We said that the Company would continue to pay down debt as aggressive as possible and that the preferred method of payment is cash. We also said that the Company has no control over the debenture holder’s intentions but that it would continue to work closely with the debenture holders to ensure the overall strategy was to continue investing in the future development of the Company’s applications and other areas of the business.

As you can see, we have done just that. $110K of the note payable were repaid since fiscal 2006 and the debenture balance as at Jan 31, 2008 was $1.3 million compared to $2.4million in fiscal 2006.

Slide “15/16” - priorities in 2008

Slide “17”

That concludes my financial review and I look forward to taking questions at the end of our meeting. I will now turn the discussion over to Sandro Natale, our CEO and President.

Sandro Natale

Thank you Jean.

Slide 1

2007 was truly an exceptional year where our business made significant strides on an economic level (as Jean just reported), and also on a business level. Despite the fact that the North American economy downturned in the second half, we have seen demand for our products and solutions expand.

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Our customer support business, which is a recurring revenue contribution to our cashflow continued to expand and this really provides us with a much more stable business platform from which to launch new products and more aggressively address cleaning up our balance sheet.

•
We continued to demonstrate our technology leadership in the market through the continued development of our SIMS platform, more successful trials with the MDS application and with a very successful launch of our multi-homing application. We are proud to have reported success with the multi-homing application in this morning’s press release where we announced a purchase order from InterContinental for 111 properties.

Slide 2

Recap on business - overview slide

•	SIMS

•	MAMA

•	Multi-homing

•	MDS

•	Services & Support

Slide 3 - 2007 Highlights Slide

•	Four Seasons installs in 2007

•	Intercontinental Willard

•	Swisscom orders

•	MDS trials

•	Multi-homing launch

Slide 4 - 2008 Highlights (YTD)

•	Mandarin

•	Fairmont hotels wireless installs

•	Support center adding VOD with KoolKonnect

•	First Starwood deployment

•	More MDS trials - Westin Atlanta

•	IHG Validation as official HSIA provider

Slide 5 - Client base growth

•	Our rooms under customer support grew from 31,355 to approximately 110,000 from Q1 2005 through Q1, 2008 - a Compounded Annual Growth Rate of 36.85%.

•	Our installed hotels grew from 191 to 610 from Q1 2005 through Q1 2008 - a Compounded Annual Growth Rate of 33.68%.

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And our technology is showing strong performance improvements, indicated by the fact that despite the increase in installed hotels of 419, or 219%, the percentage of customer support calls decreased over this period by 16%!

Slide 6 - Sales Focus

We continue to calibrate our sales focus on four key areas: by product; by territory; by brand; and by client and are seeing this selling strategy begin to yield results. As many of you know, I am in the trenches each day leading these sales efforts.

Slide 7 - SIMS Market Opportunities

And we continue to see the growth drivers remain firmly in place that were in place last year when we met with you shareholders herein Montreal.

•	New builds

•	Aging networks

•	Converged networks

Slide 8 - Multi-homing

(Description of Multi-homing application)

Slide 9 - Multi-homing and traffic shaping

(Expansion on slide 8)

Slide 10 - MDS Opportunities

We had several successful trials and many productive conversations with leading brands interested in implementing MDS at their properties. However, as is so often the case with new products that lack real world historical results, the sales cycle has been a grinding one - much more so than we had wanted and anticipated. We remain optimistic about our opportunity to establish the MDS application and believe this year will be an important one in establishing the product in the market. We are committed to that prospect.

Slide 11 - Recap

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Our technology is truly best-of-breed. We have withstood the test of time in the marketplace to watch many of our competitors fall by the wayside, get consumed or just pull out altogether. Over this time frame, we have listened to our customers and have used their experience and requirements as our whiteboard for product development. This process has enabled us to stay focused on the fundamentals - providing a higher quality, better managed IP infrastructure to maximize the guest experience. This has been our strategy and will continue to be so going forward.

•	As a result, we have continued to build our relationships and footprint with leading brands like InterContinental Hotel Group, Fairmont, Four Seasons and Mandarin.

•
We recognized years ago that if we were going to be innovators, we needed to have a stable revenue base of recurring revenue. So we built our call center here in Montreal. We grew our rooms under customer support from about 31,000 to about 110,000 over the past three or so years. This provides our business with the stability to remain product development focused, creating solutions that have tremendous long-term upside such as multi-homing and MDS.

•
Moreover, over this time frame, we have continued to maintain a strong pace of paying down debt and cleaning up our balance sheet. We have demonstrated over the past four years that we can build better products, maintain and support our customers on a leaner budget than our peers. We are philosophically committed to this, and consequently, we are one of the few companies in our industry that has demonstrated net income.

Slide 12 - Our Commitment

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There are still many areas where we can improve. We believe that one of the primary opportunities for improvement throughout the remainder of 2008 is to more effectively and proactively generate awareness of our business in the investment community. We think that our business is a worthwhile investment and a tremendous opportunity for growth-oriented investors. We understand that companies of our size are deemed highly speculative by Wall Street and unless we have a constant and consistent corporate communications program underway, we will be challenged to achieve what we, and many of you, believe is a market value which reflects the progress that we have made and continue to make on both in terms of operations and our business economics. We will commit to doing better, in recognition that our fundamental responsibility to you is to maximize shareholder value.

Now, I will turn it over back to Todd Pitcher.

Todd Pitcher

Thank you Sandro, and congratulations, once again. You and Jean are doing a tremendous job growing the business and executing on your vision.

Conclusion:

We are committed to the stewardship of your company. Its future is highly dependent on the success of its management team and employees, and I am confident they have the talent, motivation and vision to continue delivering exceptional performance.

Throughout its history, the people of Superclick have risen to every challenge and I believe that they will continue that tradition. I am confident the business is well positioned for future growth due to the quality of people we have executing our business strategy going forward, and the truly world-class technology and support infrastructure that they have developed here in Montreal to date.

We would now be pleased to take your questions.